Exhibit 99.1

American Education Center Reports Third Quarter 2017 Financial Results

NEW YORK, Nov. 14, 2017/ PRNewswire/ — American Education Center, Inc. (“AEC” or the “Company;”) (OTCQB: AMCT), an emerging growth company providing educational and career enrichment opportunities for Chinese students studying in the United States, and compliance training and advisory services to companies in China, today announced its financial results for the three and nine months ended September 30, 2017.

Mr. Max P. Chen, Chairman and Chief Executive Officer of AEC, commented, “In conjunction with our plan to grow revenues and improve our overall profitability, our total revenues for the third quarter increased by 437.7% to $5.22 million-- thanks to contribution from the newly acquired compliance training and advisory services business that we acquired in October 2016, as well as growth from our career advisory and placement advisory services. Our margins have improved significantly as gross margin increased by 7.3 percentage points to 25.4% and operating loss margin narrowed to 1.6% for the third quarter.”

“With market demand for our advisory services continuing to grow at a healthy rate and improving financial condition following the recent $2 million private placement of our Series A Convertible Preferred Stock, both Anthony (our newly appointed Chief Financial Officer) and I are excited about our revised strategic plan and we believe that AEC is well positioned to execute on our growth strategy and launch our uplisting efforts,” concluded Mr. Chen.

Third Quarter 2017 Financial

	For the Three Months Ended September 30,
($'000, except per share data)	2017	2016	% Change
Revenues	$5,216	$970.0	437.7%
Gross profit	$1,325	$175.7	654.2%
Gross margin	25.4%	18.1%	7.3 pp
Operating loss	$(82)	$(130)	37.2%
Operating loss margin	-1.6%	-13.4%	11.9 pp
Net loss	$(3)	$(52)	-94.1%
Loss per share	$(0.0001)	$(0.0016)	95.5%

Revenues

For the third quarter 2017, total revenues increased by $4.25 million, or 437.7%, to $5.22 million from $0.97 million for the same period of last year. The increase in total revenues was primarily due to revenues from compliance training and advisory services delivered by our wholly owned subsidiary, AEC Southern Management Co., Ltd. (“AEC Southern UK”) which we acquired in October 2016 as well as the increase in revenues from career advisory and placement advisory services.

	For the Three Months Ended September 30,
	2017		2016		Y/Y Change
	Revenue	% of	Revenue	% of	Amount
	($'000)	Total	($'000)	Total	($'000)%
Compliance training & advisory	$3,739	71.7%	$-	0.0%	$3,739	NM
Placement advisory	141	2.7%	19	2.0%	123	662.4%
Career advisory	841	16.1%	400	41.2%	441	110.3%
Student & family advisory	494	9.5%	551	56.8%	(57)	-10.4%
Total	$5,216	100.0%	$970	100.0%	$4,246	437.7%

On a segment basis, revenues from compliance training and advisory services were $3.74 million and accounted for 71.7% of total revenues for the third quarter 2017. Revenues from placement advisory services increased by $0.12 million, or 662.4%, to $0.14 million for the third quarter 2017 from $0.02 million for the same period of last year. Revenues from career advisory services increased by $0.44 million, or 110.3%, to $0.84 million for the third quarter 2017 from $0.40 million for the same period of last year. Revenues from student and family advisory services decreased by $0.06 million, or 10.4%, to $0.49 million for the third quarter 2017 from $0.55 million for the same period of last year. Revenues from placement advisory, career advisory and student and family advisory services were generated by our wholly-owned subsidiary American Education Center, Inc. (“AEC New York”) and accounted for 2.7%, 16.1%, and 9.5%, respectively, of total revenues for the third quarter 2017.

Gross Profit

Total cost of revenues increased by $3.10 million, or 389.9%, to $3.89 million for the third quarter 2017 from $0.79 million for the same period of last year.

Total gross profit increased by $1.15 million, or 654.2%, to $1.32 million for the third quarter 2017 from $0.18 million for the same period of last year. Gross profits for AEC New York and AEC Southern UK were $0.47 million and $0.86 million, respectively, for the third quarter 2017, compared to $0.18 million and $nil, respectively, for the same period of last year.

Overall gross margin was 25.4% with gross margins of 31.7% for AEC New York and 22.9% for AEC Southern UK for the third quarter 2017. This compared to gross margin of 18.1% for overall as well as AEC New York for the same period of last year.

Operating Loss

Selling and marketing expenses were $0.75 million, or 14.4% of total revenues, for the third quarter 2017, compared to $0.05 million, or 5.0% of total revenues, for the same period of last year. General and administrative expenses were $0.66 million, or 12.6% of total revenues, for the third quarter 2017, compared to $0.26 million, or 26.6% of total revenues, for the same period of last year. As a result, total operating expenses were $1.41 million, or 27.0% of total revenues, for the third quarter 2017, compared to $0.31 million, or 31.6% of total revenues, for the same period of last year.

Loss from operations was $0.08 million for the third quarter 2017, compared to $0.13 million for the same period of last year. Operating loss margin was 1.6% for the third quarter 2017, compared to 13.4% for the same period of last year.

Net Loss

For the third quarter 2017, net loss was $3,054, or loss of $0.0001 per basic and diluted share. This compared to net loss of $51,948, or loss of $0.0016 per basic and diluted share, for the same period of last year.

Nine Months Ended September 30, 2017 Financial Results

	For the Nine Months Ended September 30,
($'000, except per share data)	2017	2016	% Change
Revenues	$20,379	$4,881	317.6%
Gross profit	$6,708	$982	583.4%
Gross margin	32.9%	20.1%	12.8 pp
Operating income (loss)	$1,525	$(184)	926.9%
Operating (loss) margin	7.5%	-3.8%	11.3 pp
Net income (loss)	$1,138	$(84)	1454.7%
Earnings (loss) per share	$0.0275	$(0.0027)	1102.0%

Revenues

For the nine months ended September 30, 2017, total revenues increased by $15.50 million, or 317.6%, to $20.38 million from $4.88 million for the same period of last year. The increase in total revenues was primarily due to revenues from compliance training and advisory services delivered by AEC Southern UK, a business we acquired in October 2016, as well as increase in revenues from career advisory services.

	For the Nine Months Ended September 30,
	2017		2016		Y/Y Change
	Revenue	% of	Revenue	% of	Amount
	($'000)	Total	($'000)	Total	($'000)%
Compliance training & advisory	$15,007	73.6%	$-	0.0%	$15,007	NM
Placement advisory	678	3.3%	959	19.6%	(281)	-29.3%
Career advisory	2,438	12.0%	1,302	26.7%	1,136	87.2%
Student & family advisory	2,256	11.1%	2,620	53.7%	(364)	-13.9%
Total	$20,379	100.0%	$4,881	100.0%	$15,499	317.6%

On a segment basis, revenues from compliance training and advisory services delivered by AEC Southern UK were $15.01 million and accounted for 73.6% of our total revenues for the nine months ended September 30, 2017. Revenues from placement advisory services decreased by $0.28 million, or 29.3%, to $0.68 million for the nine months ended September 30, 2017 from $0.96 million for the same period of last year. Revenues from career advisory services increased by $1.14 million, or 87.2%, to $2.44 million for the nine months ended September 30, 2017 from $1.30 million for the same period of last year. Revenues from student and family advisory services decreased by $0.36 million, or 13.9%, to $2.26 million for the nine months ended September 30, 2017 from $2.62 million for the same period of last year. Revenues from placement advisory services, career advisory services and student & family advisory services were generated by AEC New York and accounted for 3.3%, 12.0%, and 11.1%, respectively, of total revenues for the nine months ended September 30, 2017.

Gross Profit

Total cost of revenues increased by $9.77 million, or 250.6%, to $13.67 million for the nine months ended September 30, 2017 from $3.90 million for the same period of last year.

Total gross profit increased by $5.73 million, or 583.4%, to $6.71 million for the nine months ended September 30, 2017 from $0.98 million for the same period of last year. Gross profits for AEC New York and AEC Southern UK were $1.78 million and $4.93 million, respectively, for the nine months ended September 30, 2017, compared to $0.98 million and $nil, respectively, for the same period of last year.

Overall gross margin was 32.9% with gross margins of 33.1% for AEC New York and 32.9% for AEC Southern UK for the nine months ended September 30, 2017. This compared to gross margin of 20.1% for overall as well as AEC New York for the same period of last year.

Operating Income (Loss)

Selling and marketing expenses were $3.32 million, or 16.3% of total revenues, for the nine months ended September 30, 2017, compared to $0.18 million, or 3.7% of total revenues, for the same period of last year. General and administrative expenses were $1.86 million, or 9.1% of total revenues, for the nine months ended September 30, 2017, compared to $0.99 million, or 20.2% of total revenues, for the same period of last year. As a result, total operating expenses were $5.18 million, or 25.4% of total revenues, for the nine months ended September 30, 2017, compared to $1.17 million, or 23.9% of total revenues, for the same period of last year.

Operating income was $1.52 million for the nine months ended September 30, 2017, compared to operating loss of $0.18 million for the same period of last year. Operating margin was 7.5% for the nine months ended September 30, 2017, compared to operating loss margin of 3.8% for the same period of last year.

Net Income (Loss)

For the nine months ended September 30, 2017, provision for income taxes was $0.39 million, compared to income tax benefit of $0.09 million for the same period of last year.

Net income was $1.14 million, or $0.0275 per basic and diluted share, for the nine months ended September 30, 2017. This compared to net loss of $0.08 million, or loss of $0.0027 per basic and diluted share, for the same period of last year.

Financial Condition

As of September 30, 2017, we had cash, net accounts receivable, and accounts payable and accrued expenses of $1.61 million, $6.60 million and $4.07 million, respectively, compared to $2.29 million, $2.89 million and $3.45 million, respectively, at December 31, 2016. As of September 30, 2017, we had working capital surplus of $3.20 million, an increase of $2.21 million from $0.99 million as of December 31, 2016.

Net cash used in operating activities was $0.69 million for the nine months ended September 30, 2017, compared to

$0.81 million for the same period of last year.

Company Update

On November 3, 2017, the Company announced that it completed a $2.0 million private placement of its Series A Convertible Preferred Stock to China Cultural Finance Holdings Company Limited (“CCF”). Pursuant to a Share Purchase Agreement executed on October 30, 2017, the Company issued 500,000 shares of its Series A Convertible Preferred Stock (the “Shares”) to CCF for an aggregate consideration of $2.0 million, or $4 per share. As a condition of the Offering, the Company agreed to use its commercially reasonable efforts to effect the uplisting of its common shares on the NASDAQ Capital Market or such other national securities exchanges (the “Uplisting”) within 365 days after the Offering (the “Uplisting Deadline”). If and when the Uplisting occurs, the Shares are subject to mandatory conversion into shares of AEC common stock at a conversion price which shall be the lesser of (i) $4.00 or (ii) 90% of the offering price in any qualifying financing concurrent with the Uplisting. In the event that AEC fails to complete the Uplisting on or before the Uplisting Deadline, CCF has the option to redeem the Shares, either partially or in its entirety, at $4 per share plus interest payment at a rate of 5% per annum within 30 days following the Uplisting Deadline.

On October 23, 2017, the Company announced that Max Chen, Chairman and CEO of the Company, has granted the Company a five-year exclusive right to use or incorporate a portfolio of English-as-a-second language books and training materials (the “ESL Materials”) that are authored or co-authored by him in AEC’s Language Training services.

On October 2, 2017, the Company announced the appointment of Mr. Anthony S. Chan, CPA, by the Board of Directors as its Chief Financial Officer, effective October 1, 2017, replacing Mr. Max P. Chen who will continue to serve as the President, Chairman and sole director of the Board, and Chief Executive Officer of the Company.

On August 30, 2017, the Company announced the appointment of Mr. Max Pu Chen as CEO of the Company, replacing Jonathan McKeage whose employment contract expired on August 28, 2017.

On August 23, 2017, the Company announced that AEC Southern Management Co. Ltd. (“AEC Southern UK”), a wholly-owned subsidiary of AEC, signed a non-binding letter of intent on August 22, 2017 to acquire 100% equity interest in Dongmin Education Investment Co. Ltd. (“Dongmin”), an education investment and management company that delivers customized training and consulting services for both students and corporations in China.

On August 3, 2017, the Company approved the appointment of Wei, Wei & Co. LLP as the Company's independent registered public accounting firm for the Company's fiscal year ending December 31, 2017, following the dismissal of Marcum Bernstein & Pinchuk LLP on August 1, 2017.

About American Education Center, Inc. (OTCQB: AMCT)

Based in New York with operations in China, we are one of most experienced and recognizable total solutions education advisory services company in the United States (US). Our customized placement and career advisory services are designed to address the needs of the rising middle-class families in China for quality education and working experience in the US. We also deliver customized compliance training and advisory services to corporate clients in China in the food industry to help them meet the local regulatory and compliance requirements and standards. For more information, please visit: www.aec100.com.

Forward Looking Statements

This news release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and as defined in the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements can be identified by terminology such as “will,” “expects,” “anticipates,” “future,” “intends,” “plans,” “believes,” “estimates” and similar statements. All statements other than statements of historical fact in this press release are forward-looking statements and involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. These forward-looking statements are based on management’s current expectations, assumptions, estimates and projections about the Company and the industry in which the Company operates, but involve a number of unknown risks and uncertainties, Further information regarding these and other risks is included in the Company’s filings with the U.S. Securities and Exchange Commission. The Company undertakes no obligation to update forward-looking statements to reflect subsequent occurring events or circumstances, or changes in its expectations, except as may be required by law. Although the Company believes that the expectations expressed in these forward-looking statements are reasonable, it cannot assure you that such expectations will turn out to be correct, and actual results may differ materially from the anticipated results. You are urged to consider these factors carefully in evaluating the forward-looking statements contained herein and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by these cautionary statements.

Contact:

American Education Center, Inc.

Nancy Qin

(212) 825-0437

f.qin@aec100.com

Investor Relations

Tony Tian, CFA

Weitian Group LLC

(732) 910-9692

tony.tian@weitian-ir.com

AMERICAN EDUCATION CENTER, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016

Revenues	$5,215,743	$969,959	$20,379,142	$4,880,614
Cost of revenues	3,890,800	794,273	13,670,929	3,899,032
Gross profit	1,324,943	175,686	6,708,213	981,582

Operating expenses:
Selling and marketing	750,565	48,465	3,320,568	180,612
General and administrative	656,317	257,606	1,862,901	985,373
Total operating expenses	1,406,882	306,071	5,183,469	1,165,985

Income (loss) from operations	(81,939)	(130,385)	1,524,744	(184,403)
Other income	82	2,409	84	7,602

Income (loss) before provision for income taxes	(81,857)	(127,976)	1,524,828	(176,801)
Provision for (benefit from) income taxes	(78,803)	(76,028)	386,455	(92,770)

Net income (loss)	$(3,054)	$(51,948)	$1,138,373	$(84,031)

Other comprehensive income
Foreign currency translation gain	4,603	-	4,603	-
Comprehensive income	$1,549	$(51,948)	$1,142,976	(84,031)

Earnings per share - basic and diluted	$(0.00)	$(0.00)	$0.03	$(0.00)

Weighted average shares
outstanding, basic and diluted	41,350,000	31,558,889	41,350,000	30,584,000

AMERICAN EDUCATION CENTER, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30,	December 31,
ASSETS	2017	2016
	(Unaudited)

Current assets:
Cash	$1,609,945	$2,290,429
Accounts receivable, net of allowance for doubtful accounts of $108,300 and $63,000	6,604,059	2,887,837
at September 30, 2017 and December 31, 2016, respectively
Prepaid expenses	92,787	61,600

Total current assets	8,306,791	5,239,866

Noncurrent assets:
Deferred compensation	2,437,501	3,315,001
Deferred income taxes	33,436	97,936
Intangible asset, net	476,633	578,769
Security deposits	266,021	266,021

Total noncurrent assets	3,213,591	4,257,727

TOTAL ASSETS	$11,520,382	$9,497,593

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable and accrued expenses	$4,067,358	$3,452,231
Taxes payable	826,370	511,355
Deferred revenue	100,000	177,132
Loan from stockholders	113,906	113,906

Total current liabilities	5,107,634	4,254,624

Noncurrent liabilities:
Deferred rent	182,510	155,707
Long-term loan	295,579	295,579

Total liabilities	5,585,723	4,705,910

Stockholders’ equity:
Preferred stock, $0.001 par value;
20,000,000 shares authorized; none issued	-	-
Common stock, $0.001 par value;
180,000,000 shares authorized; 41,350,000 shares issued and outstanding
at September 30, 2017 and December 31, 2016	41,350	41,350
Additional paid-in capital	4,021,626	4,021,626
Retained earnings	1,867,080	728,707
Accumulated other comprehensive income	4,603	-

Total stockholders' equity	5,934,659	4,791,683

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$11,520,382	$9,497,593

AMERICAN EDUCATION CENTER, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	Nine Months Ended September 30,
	2017	2016

Cash flows from operating activities:
Net income (loss)	$1,138,373	$(84,031)
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Deferred tax provision (benefit)	64,500	(73,719)
Deferred rent expense	26,803	36,877
Deferred compensation	877,500	-
Provision for doubtful accounts	45,300	-
Stock issued for services	-	95,500
Amortization expense	102,136	-
Change in operating assets and liabilities:
(Increase) decrease in accounts receivable	(3,761,522)	317,242
(Increase) decrease in prepaid expenses	(31,187)	79,830
Increase (decrease) in accounts payable and accrued expenses	615,127	(692,502)
Increase (decrease) in taxes payable	315,015	(31,574)
Decrease in deferred revenue	(77,132)	(553,624)
Increase in advances from clients	-	93,790

Net cash used in operating activities	(685,087)	(812,211)

Effect of exchange rates changes on cash	4,603	-

Net change in cash	(680,484)	(812,211)
Cash at beginning of period	2,290,429	1,093,755

Cash at end of period	$1,609,945	$281,544

Supplemental disclosure of cash flow information

Cash paid for income taxes	$6,940	$-

Cash paid for interest	$14,778	$22,167